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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 23, 2004

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

5858 Horton Street, Suite 350
Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act;

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐	Pre-announcement communications pursuant to Rule 14d-2(b) under the Exchange Act;

☐	Pre-announcement communications pursuant to Rule 13e-4(c) under the Exchange Act;

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Table of Contents

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 23, 2004, Ask Jeeves International, Inc., a wholly-owned subsidiary of Ask Jeeves, Inc. (“we” or “Ask Jeeves”), entered into a Hosted Services Agreement with Ask Jeeves Kabushiki Kaisha (also known as A.J.J. Co., Ltd., in English) (“AJ Japan”) pursuant to which Ask Jeeves International will host and maintain the Japanese version of Ask Jeeves’ Teoma search engine to provide search results for Japanese language users of AJ Japan’s website, www.Ask.jp. AJ Japan will pay Ask Jeeves International services fees for the hosting and maintenance of the Teoma search engine software and will be responsible for hardware and collocation costs associated with the services.

     AJ Japan is a joint venture between Ask Jeeves International, Inc. and transcosmos, inc. of Japan (a provider of interactive marketing and value-added outsourcing products and services). The Hosted Services Agreement has an indefinite term and is expected to be coterminous with the joint venture.

     The Hosted Services Agreement is expected to be filed as an exhibit to our next quarterly report on Form 10-Q.

ITEM 7.01 REGULATION FD DISCLOSURE.

     On August 24, 2004, we issued a press release reporting the launch of the test, or beta, version of www.Ask.jp. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein in its entirety.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)
Date: August 24, 2004	By:	/s/ Brett M. Robertson
Brett M. Robertson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Ask Jeeves, Inc. dated August 24, 2004.

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